UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

November 7, 2005
Date of Report (Date of earliest event reported)

VASO ACTIVE PHARMACEUTICALS, INC.

(Exact name of registrant as specified in its charter)

DELAWARE	02-0670926
(State or other jurisdiction	(IRS Employer
of incorporation)	Identification No.)

001-31925
(Commission File No.)

99 Rosewood Drive, Suite 260, Danvers, MA 01923
(Address of principal executive offices including zip code)

(978) 750-1991
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 1 - REGISTRANT’S BUSINESS AND OPERATIONS

Item 1.01 Entry into a Material Definitive Agreement.

As previously reported, in August 2005, the registrant, Vaso Active Pharmaceuticals, Inc., a Delaware corporation (the “Company”), completed a private financing in which, pursuant to a Securities Purchase Agreement (the “Purchase Agreement”), it sold $2,500,000 in aggregate principal amount of Senior Secured Convertible Notes due May 1, 2007 (the “Notes’) to four independent institutional investors. The Notes are convertible into shares of the Company's Class A Common Stock, par value $.0001 per share (the “Class A Common Stock”).  The Company also issued to these investors warrants ( the “Warrants”) to purchase shares of Class A Common Stock and additional investment rights ("Additional Investment Rights") to purchase additional notes and additional warrants.

Pursuant to the Purchase Agreement, the Company was required on or before October 15, 2005 to file a registration statement with the Securities and Exchange Commission relating to the resale of the shares of Class A Common Stock underlying the Notes, the Warrants and the Additional Investment Rights. The Company has obtained written extensions from the institutional investors until December 15, 2005 to file this registration statement. By November 7, 2005, the Company had received executed counterparts of the extension letter from all of the institutional investors. However, the extension was granted effective as of October 12, 2005.

In exchange for receiving this extension, the Company has agreed to issue five-year warrants to the institutional investors in the near future  to purchase a total of 100,000 shares of Class A Common Stock at an exercise price of $1.00 per share. The other terms of these warrants (including anti-dilution adjustments) are substantially the same as the Warrants issued to the investors in the August 2005 financing. The allocation of the new warrants is to be as follows:

Institutional Investor	# of Shares Underlying Warrants

Iroquois Master Fund, Ltd.	45,000
Smithfield Fiduciary LLC	30,000
Omicron Master Trust	20,000
RAQ, LLC	5,000

Copies of the extension letters appear as Exhibits 10.1(a) and 10.1(b) attached hereto.

In addition, the Purchase Agreement provides that the Company must increase the number of authorized shares of Class A Common Stock by amending its Certificate of Incorporation in order to have a sufficient number of shares of Class A Common Stock authorized to be issued in connection with the Additional Investment Rights. In the extension letter, the institutional investors also have deemed the Company to have satisfied this requirement as a result of the fact that BioChemics, Inc., the Company’s controlling stockholder, has agreed not to exercise its right to convert its 4,500,000 shares of the Company’s Class B Common Stock, par value $0.0001, into an equal number of shares of Class A Common Stock prior to December 31, 2005. A copy of BioChemics’ standstill agreement is attached hereto as Exhibit 10.2.

Item 3.02 Unregistered Sales of Equity Securities.

As described in Section 1.01 above, the Company has agreed to issue additional warrants to purchase a total of 100,000 shares of Class A Common Stock to the investors in the August 2005 private financing as consideration for the investors’ granting to the Company an extension to file a registration statement with the Securities and Exchange Commission relating to the resale of certain securities.  The new warrants and the 100,000 shares of Class A Common Stock issuable upon exercise of the warrants have not been registered for sale under the Securities Act of 1933, as amended (the “Securities Act”) in reliance on Section 4(2) of the Securities Act.  The  warrants, when issued, and the shares of Class A Common Stock, if and when issued, will impose certain restrictions on the resale or other transfer of the securities necessary for the availability of the Section 4(2) exemption.  No underwriter was involved in connection with the transaction.  The terms of these warrants are described in Section 1.01, above.

SECTION 9 - FINANCIAL STATEMENTS AND EXHIBITS

Item 9.01 Financial Statements and Exhibits.

10.1(a)	Letter Agreement, dated as of October 12, 2005, among Vaso Active Pharmaceuticals, Inc., Iroquois Master Fund, Ltd., Omicron Master Trust, and RAQ, LLC.
10.1(b)	Letter Agreement, dated as of October 12, 2005, between Vaso ActivePharmaceuticals, Inc. and Smithfield Fiduciary LLC.
10.2	Standstill Agreement with Respect to Conversion Rights, As Amended, dated as of October 13, 2005, between Vaso Active Pharmaceuticals, Inc. and BioChemics, Inc.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

VASO ACTIVE PHARMACEUTICALS, INC.

By: /s/ Joseph Frattaroli
Joseph Frattaroli

Title: Acting Chief Executive Officer and
President

Dated: November 14, 2005